As filed with the Securities and Exchange Commission on November 7, 2013

Registration Nos. 333-126902, 333-130087,

333-150815, 333-172446 and 333-177894

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pike Corporation

(Exact Name of Registrant as Specified in its Charter)

North Carolina	20-3112047
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

100 Pike Way Mount Airy, North Carolina	27030
(Address of Principal Executive Offices)	(Zip Code)

Pike Holdings, Inc. 2002 Stock Option Plan A

Pike Holdings, Inc. 2002 Stock Option Plan B

Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan

Pike Electric Corporation Employee Stock Purchase Plan

Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan,

as amended and restated effective November 3, 2011

Pike Compensation Deferral Plan

(Full Title of the Plans)

Anthony K. Slater

Executive Vice President & Chief Financial Officer

Pike Corporation

100 Pike Way

Mount Airy, North Carolina 27030

(Name and Address of Agent for Service)

(336) 789-2171

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

James R. Wyche, Esq.

Moore & Van Allen PLLC

100 North Tryon Street, Suite 4700

Charlotte, North Carolina 28202-4003

(704) 331-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value, Deferred Compensation Obligations (2)	N/A	N/A	N/A	N/A

(1)	The Registrant is not registering additional securities. Registration fees were originally paid by the Registrant’s predecessor-in-interest upon filing of the original registration statements on Form S-8 (File Nos. 333-126902, 333-130087, 333-150815, 333-172446 and 333-177894). Consequently, no additional registration fees are required with respect to the filing of this Post-Effective Amendment No. 1.

(2)	The Deferred Compensation Obligations are unsecured obligations of the Registrant to pay deferred compensation in the future in accordance with the terms of the Pike Compensation Deferral Plan.

This Post-Effective Amendment No. 1 shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

EXPLANATORY NOTE

On November 5, 2013, Pike Electric Corporation changed its state of incorporation from Delaware to North Carolina (the “Reincorporation”). The Reincorporation was effected by merging Pike Electric Corporation, a Delaware corporation (“Pike (Delaware)”), with and into Pike Corporation, a North Carolina corporation and its wholly-owned subsidiary (“Pike (North Carolina)” or the “Registrant”) established for such purpose, following approval by the requisite vote of Pike (Delaware)’s stockholders at the 2013 Annual Meeting of Stockholders on October 31, 2013. Pike (North Carolina) is deemed to be the successor issuer of Pike (Delaware) under Rule 12g-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Pike (North Carolina), as the successor issuer of Pike (Delaware), is filing this Post-Effective Amendment No. 1 to the registration statements on Form S-8, File Nos. 333-126902, 333-130087, 333-150815, 333-172446 and 333-177894 (the “Registration Statements”), pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), solely to update the Registration Statements as a result of the Reincorporation.

In connection with the Reincorporation, Pike (North Carolina) assumed the Pike Holdings, Inc. 2002 Stock Option Plan A, the Pike Holdings, Inc. 2002 Stock Option Plan B, the Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan, the Pike Electric Corporation Employee Stock Purchase Plan, the Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011, and the Pike Compensation Deferral Plan (collectively, the “Plans”) and all of the outstanding awards under the Plans. As of 11:58 p.m. (Eastern Time) on November 5, 2013, the effective time of the Reincorporation, each outstanding option to purchase shares of Pike (Delaware) common stock was converted into an option to purchase the same number of shares of Pike (North Carolina) common stock, with no changes in the option exercise price or other terms and conditions of such options.

In accordance with Rule 414 of the Securities Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as successor issuer to Pike (Delaware), hereby expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act, as updated by subsequent filings under the Exchange Act. The applicable registration fees were paid at the time of the original filings of the Registration Statements.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

  The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

(c)	The Registrant’s Current Reports on Form 8-K filed on November 1, 2013 and November 6, 2013; and

(d)	The description of the Registrant’s common stock that is contained in the Registrant’s registration statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

  All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the SEC.

  Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

  With respect to the registration statement on Form S-8, File No. 333-172446, filed with the Commission on February 25, 2011, the disclosure required by this Item is incorporated by reference from Item 4 of such registrant statement.

Item 5.   Interests of Named Experts and Counsel.

  Not applicable.

Item 6.   Indemnification of Directors and Officers.

  Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (the “NCBCA”) permit a corporation to indemnify its directors, officers, employees or agents under either or both statutory or nonstatutory indemnification. Under the statutory indemnification, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative, because of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with a proceeding (including attorneys’ fees), but no such indemnification may be granted unless such director, officer, employee or agent (i) conducted himself in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) in the case of any criminal proceeding, had no reasonable cause to believe the conduct was unlawful. Whether a director, officer, employee or agent has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the NCBCA. A corporation may not indemnify a director, officer, employee or agent under the statutory approach in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation or in connection with a proceeding in which a person was adjudged liable on the basis of having received an improper personal benefit.

  In addition to, and separate and apart from the statutory indemnification approach described above, Section 55-8-57 of the NCBCA permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.

  The Registrant’s Amended and Restated Bylaws generally provide that it will indemnify its directors and officers to the fullest extent permitted by applicable law. Accordingly, the Registrant is permitted to indemnify its directors, officers, employees and agents in accordance with either the statutory or the nonstatutory indemnification approaches. The Registrant has entered into indemnification agreements with each of its directors that provide that the Registrant will indemnify and hold harmless a director if the director is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to the director’s service as a director of the Registrant or as a director of another enterprise at the Registrant’s request. Such indemnification includes all expenses (including attorneys’ fees), judgments, fines and other amounts paid in settlement, provided that the director acted in good faith and in a manner the director reasonably believed to be in the best interests of the Registrant. The Registrant’s Amended and Restated Bylaws and indemnification agreements also expressly obligate the Registrant to advance certain expenses (including attorneys’ fees). The rights of the directors under the indemnification agreements are not exclusive and are in addition to their rights under the Registrant’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and under applicable law.

  Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer may also obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification. As permitted by the NCBCA, the Registrant’s Amended and Restated Articles of Incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director provided that such limitation will not apply to (i) acts or omissions that the director at the time of the breach knew or believed were in conflict with the best interests of the Registrant, (ii) any liability for unlawful distributions under Section 55-8-33 of the NCBCA, or (iii) any transaction from which the director derived an improper personal benefit. The term “improper personal benefit” does not include a director’s reasonable compensation or other reasonable incidental benefit for or on account of his or her services as one of the Registrant’s directors, officers, employees, independent contractors, attorneys or consultants. In the event that North Carolina law is amended to permit further limitation or elimination of the personal liability of a director, the personal liability of the Registrant’s directors will be limited or eliminated to the fullest extent permitted by the applicable law.

  Section 55-8-57 of the NCBCA provides that a corporation may purchase insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the NCBCA to indemnify such party. The Registrant has obtained directors’ and officers’ insurance policies covering its directors and officers, as permitted in its Amended and Restated Bylaws.

Item 7.   Exemption from Registration Claimed.

  Not applicable.

Item 8.   Exhibits.

  The following exhibits are filed herewith or incorporated by reference herein as part of the Registration Statements:

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Pike Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 6, 2013)

4.2	Amended and Restated Bylaws of Pike Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed November 6, 2013)

4.3	Pike Holdings, Inc. 2002 Stock Option Plan A (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A filed June 3, 2005)

4.4	Pike Holdings, Inc. 2002 Stock Option Plan B (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A filed June 3, 2005)

4.5	Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1/A filed July 22, 2005)

4.6	Pike Electric Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed October 28, 2005)

4.7	Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 4, 2011)

4.8	Form of Stock Option Award Agreement (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-K filed September 1, 2009)

4.9	Form of Restricted Share Award Agreement (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-K filed September 1, 2009)

4.10	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 10-K filed September 1, 2009)

4.11	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed November 9, 2011)

4.12	Pike Compensation Deferral Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed February 25, 2011)

5.1*	Opinion of Moore & Van Allen PLLC

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page)

*	Filed herewith.

Item 9.  Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this  Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

    (2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on November 6, 2013.

PIKE CORPORATION

By: /s/ Anthony K. Slater
Name:	Anthony K. Slater
Title:	Executive Vice President and
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Pike Corporation (the “Company”), do hereby constitute and appoint J. Eric Pike, Anthony K. Slater and Jeffrey S. Calhoun, and each of them, our true and lawful attorneys and agents, with full power of substitution and revocation, in our names and on our behalf, to do any and all acts and things and to execute any and all instruments which they may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the Registration Statements, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all further amendments (including post-effective amendments) hereto and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities indicated on November 6, 2013.

Signature	Title

/s/ J. Eric Pike	Chairman, Chief Executive Officer and President
J. Eric Pike	(Principal Executive Officer)

/s/ Anthony K. Slater	Executive Vice President and Chief Financial Officer
Anthony K. Slater	(Principal Financial Officer)

/s/ Jeffrey S. Calhoun	Chief Accounting Officer
Jeffrey S. Calhoun	(Principal Accounting Officer)

/s/ Charles E. Bayless	Director
Charles E. Bayless

/s/ James R. Helvey III	Director
James R. Helvey III

/s/ Peter Pace	Director
Peter Pace

/s/ Daniel J. Sullivan III	Director
Daniel J. Sullivan III

/s/ James L. Turner	Director
James L. Turner

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Airy, State of North Carolina, on November 6, 2013.

PIKE ELECTRIC CORPORATION EMPLOYEE STOCK PURCHASE PLAN

By: /s/ Timothy G. Harshbarger
Name:	Timothy G. Harshbarger
Title:	Senior Vice President of Human Resources
Pike Corporation, Plan Administrator

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Pike Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed November 6, 2013)

4.2	Amended and Restated Bylaws of Pike Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed November 6, 2013)

4.3	Pike Holdings, Inc. 2002 Stock Option Plan A (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1/A filed June 3, 2005)

4.4	Pike Holdings, Inc. 2002 Stock Option Plan B (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1/A filed June 3, 2005)

4.5	Pike Electric Corporation 2005 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form S-1/A filed July 22, 2005)

4.6	Pike Electric Corporation Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed October 28, 2005)

4.7	Pike Electric Corporation 2008 Omnibus Incentive Compensation Plan, as amended and restated effective November 3, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 4, 2011)

4.8	Form of Stock Option Award Agreement (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-K filed September 1, 2009)

4.9	Form of Restricted Share Award Agreement (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-K filed September 1, 2009)

4.10	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 10-K filed September 1, 2009)

4.11	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed November 9, 2011)

4.12	Pike Compensation Deferral Plan (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed February 25, 2011)

5.1*	Opinion of Moore & Van Allen PLLC

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Moore & Van Allen PLLC (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page)

*	Filed herewith.